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                                                                    EXHIBIT 99.1

[AMERICAN HOMEPATIENT LOGO]                                         NEWS RELEASE


Contact:  Joseph F. Furlong          or         Stephen L. Clanton
          President and CEO                     Executive VP & CFO
          (615) 221-8884                        (615) 221-8884
                                                PRIMARY CONTACT


FOR IMMEDIATE RELEASE


               AMERICAN HOMEPATIENT REPORTS FINANCIAL RESULTS FOR
              THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2005

BRENTWOOD, Tenn. (August 10, 2005) -- American HomePatient, Inc. (OTC: AHOM), one of the nation's largest home health care providers, today announced its financial results for the second quarter and six months ended June 30, 2005.

Revenues for the second quarter of 2005 were $81.6 million compared to $83.3 million for the second quarter of 2004, representing a decrease of $1.7 million, or 2.0%. For the six months ended June 30, 2005, revenues were $163.1 million compared to $168.0 million for the same six month period in 2004, representing a decrease of $4.9 million, or 2.9%.

Net income for the second quarter of 2005 was $2.4 million compared to $1.0 million for the second quarter of 2004, representing an increase of $1.4 million, or 140%. For the six months ended June 30, 2005, net income was $3.7 million compared to $2.0 million for the same six month period in 2004, representing an increase of $1.7 million, or 85%. Diluted earnings per share for the current quarter were $0.13 compared to $0.06 for the same quarter last year. For the six month period, diluted earnings per share were $0.20 for 2005 compared to $0.12 for 2004.

The 2005 reimbursement changes associated with the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 ("MMA") reduced net income for the second quarter by approximately $4.1 million, comprised of $2.9 million in reimbursement reductions and $1.2 million in increased cost of sales. The reimbursement reductions of $2.9 million include


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reductions in inhalation drugs of $0.6 million, reductions in certain items of durable medical equipment of $0.4 million, and reductions in oxygen of $1.9 million.

For the six months ended June 30, 2005, reimbursement changes associated with the MMA reduced net income by approximately $8.2 million, comprised of $6.2 million in reimbursement reductions and $2.0 million in increased cost of sales. The reimbursement reductions of $6.2 million include reductions in inhalation drugs of $3.0 million, reductions in certain items of durable medical equipment of $1.0 million, and reductions in oxygen of $2.2 million.

Net income was positively impacted in the second quarter and six months ended June 30, 2005 by reductions in operating expenses compared to the same periods last year. For the second quarter, operating expenses decreased approximately $3.2 million, or 7.5%, and for the six month period, operating expenses decreased approximately $7.4 million, or 8.5%. The reductions in operating expenses are a direct result of the Company's initiatives to improve productivity and reduce costs in its branches and billing centers.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is a non GAAP financial measurement that is calculated as net income excluding interest, taxes, depreciation and amortization. EBITDA for the second quarter of 2005 was $13.9 million compared to $12.6 million for the same period last year. For the first six months of 2005, EBITDA was $26.0 million compared to $24.7 million for the same period last year. Adjusted EBITDA (calculated as EBITDA excluding reorganization items) for the second quarter of 2005 was $14.0 million, or 17.2% of revenues, compared to $12.7 million, or 15.2% of revenues, for the second quarter of 2004. For the first six months of 2005, adjusted EBITDA was $ 26.2 million, or 16.1% of revenues, compared to $24.7 million, or 14.7% of revenues, for the first six months of 2004.

Reimbursement Update

On August 1, 2005, a statement was issued by the Centers for Medicare and Medicaid Services indicating that the dispensing fee for inhalation drugs for 2006 will likely be reduced from its current level. In 2005, the Medicare reimbursement rates for inhalation drugs were reduced according to provisions of the MMA, while the dispensing fee for these drugs was increased to $57.00 for a 30 day supply and $80.00 for a 90 day supply. Providers, such as the Company, could be forced to exit the inhalation drug business depending on the magnitude of a reduction in


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the dispensing fee. Regardless of whether the Company is forced to exit the inhalation drug business, any significant reduction in the dispensing fee will have a material adverse impact on the Company's operating results and financial condition. Inhalation drugs account for approximately 11% of the Company's year-to-date 2005 revenues.

American HomePatient, Inc. is one of the nation's largest home health care providers with 269 centers in 35 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD's Electronic Bulletin Board under the symbol AHOM or AHOM.OB.

American HomePatient, Inc. prepares its financial statements in accordance with U.S. generally accepted accounting principles (GAAP). American HomePatient, Inc. also provides information related to non GAAP financial measurements such as, EBITDA, adjusted EBITDA and, from time to time, other non GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non GAAP measures to the Company's GAAP financial statements, the Company clearly defines EBITDA and adjusted EBITDA, and quantifies all other adjustments to GAAP measurements (see Schedule B). The Company provides EBITDA information, a widely used non GAAP financial measurement, as a performance measure to assist in analyzing the Company's operations and in comparing the Company to its competitors. The Company provides other non GAAP financial measurements, such as adjusted EBITDA, that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company's current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company's GAAP financial statements.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown

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risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding current and future reimbursement rates, as well as reimbursement reductions and the Company's ability to mitigate the impact of the reductions. These risks and uncertainties are in addition to risks, uncertainties, and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.


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AMERICAN HOMEPATIENT, INC.                                            SCHEDULE A
SUMMARY FINANCIAL DATA
(In thousands, except per share data)


                                                               THREE MONTHS ENDED JUNE 30,      SIX MONTHS ENDED JUNE 30,
                                                               ---------------------------      -------------------------
                                                                   2005            2004            2005            2004
                                                                ---------       ---------       ---------       ---------
                                                                       (UNAUDITED)                   (UNAUDITED)
Revenues, net                                                   $  81,617       $  83,304       $ 163,105       $ 168,024
Cost of sales and related services                                 19,522          17,839          39,298          36,456
Cost of rentals and other revenues, including rental
  equipment depreciation                                           10,108           9,804          19,657          19,147
Operating expenses                                                 39,227          42,357          79,216          86,597
Bad debt expense                                                    2,186           3,660           4,875           6,479
General and administrative expenses                                 4,108           4,220           8,307           8,509
Depreciation, excluding rental equipment, and amortization            850             804           1,663           1,637
Interest expense, net                                               4,313           4,657           8,603           9,307
Other income, net                                                    (100)            (65)           (155)           (143)
Earnings from unconsolidated joint ventures                        (1,172)         (1,179)         (2,379)         (2,231)
                                                                ---------       ---------       ---------       ---------

INCOME FROM OPERATIONS BEFORE REORGANIZATION ITEMS
  AND INCOME TAXES                                                  2,575           1,207           4,020           2,266

Reorganization items                                                   81              71             187              71
                                                                ---------       ---------       ---------       ---------
INCOME FROM OPERATIONS BEFORE INCOME TAXES                          2,494           1,136           3,833           2,195

Provision for income taxes                                             87             100             183             200
                                                                ---------       ---------       ---------       ---------
NET INCOME                                                      $   2,407       $   1,036       $   3,650       $   1,995
                                                                =========       =========       =========       =========


Basic income per common share                                   $    0.14       $    0.06       $    0.21       $    0.12
Diluted income per common share                                 $    0.13       $    0.06       $    0.20       $    0.12

-------------------------------------------------------------------------------------------------------------------------



                                                              JUNE 30,      DECEMBER 31,
                                                                2005            2004
                                                             ---------      ------------
                                                                   (UNAUDITED)

Cash and cash equivalents                                    $   7,305       $   5,772
Restricted cash                                                    650             650
Net patient receivables                                         53,876          50,851
Other receivables                                                1,128           1,666
                                                             ---------       ---------
       Total receivables                                        55,004          52,517
Other current assets                                            18,827          22,308
                                                             ---------       ---------
       Total current assets                                     81,786          81,247
Property and equipment, net                                     57,687          58,005
Goodwill                                                       121,834         121,834
Other assets                                                    22,208          21,978
                                                             ---------       ---------
       TOTAL ASSETS                                          $ 283,515       $ 283,064
                                                             =========       =========

Accounts payable                                             $  18,732       $  17,842
Current portion of long-term debt and capital leases               882             885
Other current liabilities                                       29,838          30,951
                                                             ---------       ---------
       Total current liabilities                                49,452          49,678

Long-term debt and capital leases, less current portion        250,003         251,033
Other noncurrent liabilities                                        55           2,548
                                                             ---------       ---------
       Total liabilities                                       299,510         303,259

       Minority interest                                           563             534

       Total shareholders' deficit                             (16,558)        (20,729)
                                                             ---------       ---------
       TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT           $ 283,515       $ 283,064
                                                             =========       =========


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AMERICAN HOMEPATIENT, INC.                                            SCHEDULE B
RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENTS TO GAAP FINANCIAL STATEMENTS (In thousands)


                                                            THREE MONTHS ENDED JUNE 30,     SIX MONTHS ENDED JUNE 30,
                                                            ---------------------------     -------------- ----------
                                                                 2005          2004           2005           2004
                                                               -------        -------        -------        -------
                                                                    (UNAUDITED)                   (UNAUDITED)

Net income                                                     $ 2,407        $ 1,036        $ 3,650        $ 1,995

Add:

 Provision for income taxes                                         87            100            183            200

 Interest expense, net                                           4,313          4,657          8,603          9,307

 Rental equipment depreciation                                   6,240          6,018         11,945         11,529

 Other depreciation and amortization                               850            804          1,663          1,637
                                                               -------        -------        -------        -------

Earnings before interest, taxes, depreciation,
 and amortization (EBITDA)                                      13,897         12,615         26,044         24,668

Add:

 Reorganization items                                               81             71            187             71
                                                               -------        -------        -------        -------

Adjusted EBITDA (EBITDA excluding reorganization items)        $13,978        $12,686        $26,231        $24,739
                                                               =======        =======        =======        =======